Gladstone Commercial Corporation Reports Results for the Third Quarter Ended September 30, 2022

Please note that the limited information that follows in this press release is not adequate to make an informed investment judgment.

MCLEAN, VA, November 7, 2022 (ACCESSWIRE) -- Gladstone Commercial Corporation (Nasdaq: GOOD) ("Gladstone Commercial" or the "Company") today reported financial results for the third quarter ended September 30, 2022. A description of funds from operations, or FFO, and Core FFO, both non-GAAP (generally accepted accounting principles in the United States) financial measures, are located at the end of this press release. All per share references are to fully-diluted weighted average shares of common stock and Non-controlling OP Units, unless otherwise noted. For further detail, please also refer to both the quarterly financial supplement and the Company's Quarterly Report on Form 10-Q, which can be retrieved from the investors section of our website at www.gladstonecommercial.com.

Summary Information (dollars in thousands, except share and per share data):

	As of and for the three months ended
	September 30, 2022		June 30, 2022		$ Change	% Change
Operating Data:
Total operating revenue	$39,834		$36,399		$3,435	9.4%
Total operating expenses	(37,448)	(1)	(27,825)	(4)	(9,623)	34.6%
Other expense, net	111	(2)	(7,002)		7,113	(101.6)%
Net income	$2,497		$1,572		$925	58.8%
Less: Dividends attributable to preferred stock	(2,987)		(2,967)		(20)	0.7%
Less: Dividends attributable to senior common stock	(114)		(114)		—	—%
Net loss attributable to common stockholders and Non-controlling OP Unitholders	$(604)		$(1,509)		$905	(60.0)%
Add: Real estate depreciation and amortization	15,764		15,219		545	3.6%
Add: Impairment charge	10,718		1,374		9,344	680.1%
Less: Gain on sale of real estate, net	(8,902)		—		(8,902)	100.0%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$16,976		$15,084		$1,892	12.5%
Add: Convertible senior common distributions	114		114		—	—%
Funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$17,090		$15,198		$1,892	12.4%

Funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	16,976		15,084		1,892	12.5%
Add: Write off deferred financing fees	434		—		434	100.0%
Add: Write off shelf registration statement costs and prepaid ATM costs	—		46		(46)	(100.0)%
Add: Asset retirement obligation expense	25		23		2	8.7%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - basic	$17,435		$15,153		$2,282	15.1%
Add: Convertible senior common distributions	114		114		—	—%
Core funds from operations available to common stockholders and Non-controlling OP Unitholders - diluted	$17,549		$15,267		$2,282	14.9%

Share and Per Share Data:
Net loss attributable to common stockholders and Non-controlling OP Unitholders - basic and diluted	(0.02)		(0.04)		0.02	(50.0)%
FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.43		0.39		0.04	10.3%
FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.43		0.39		0.04	10.3%

Core FFO available to common stockholders and Non-controlling OP Unitholders - basic	0.44		0.39		0.05	12.8%
Core FFO available to common stockholders and Non-controlling OP Unitholders - diluted	0.44		0.39		0.05	12.8%
Weighted average shares of common stock and Non-controlling OP Units outstanding - basic	39,777,806		39,002,745		775,061	2.0%
Weighted average shares of common stock and Non-controlling OP Units outstanding - diluted	40,141,052		39,365,991		775,061	2.0%
Cash dividends declared per common share and Non-controlling OP Unit	$0.376200		$0.376200		$—	—%

Financial Position
Real estate, before accumulated depreciation	$1,294,746	(3)	$1,284,645	(5)	$10,101	0.8%
Total assets	$1,209,668		$1,193,389		$16,279	1.4%
Mortgage notes payable, net, borrowings under revolver, net and borrowings under term loan, net	$741,763		$733,976		$7,787	1.1%
Total equity and mezzanine equity	$387,647		$384,156		$3,491	0.9%
Properties owned	137	(3)	136	(5)	1	0.7%
Square feet owned	17,192,690	(3)	16,975,098	(5)	217,592	1.3%
Square feet leased	96.9%		97.3%		(0.4)%	(0.4)%
(1)Includes a $10.7 million impairment charge recognized on one property during the three months ended September 30, 2022.
(2)Includes an $8.9 million gain on sale, net, from the sale of three properties during the three months ended September 30, 2022.
(3)Includes two properties classified as held for sale of $15.3 million and 146,493 square feet, in the aggregate.
(4)Includes a $1.4 million impairment charge recognized on one property during the three months ended June 30, 2022.
(5)Includes three properties classified as held for sale of $24.2 million and 151,404 square feet, in the aggregate.

Third Quarter Activity:
•Collected 100% of cash rents: Collected 100% of cash rents due during July, August, and September;
•Acquired property: Purchased four fully-occupied industrial properties for $46.1 million in the aggregate, with approximately 362,703 square feet of total rented space, at a weighted average cap rate of 7.26%;
•Sold property: Sold three non-core office properties as part of our capital recycling strategy for $28.0 million;
•Amended, extended and upsized credit facility: Added a new $150.0 million term loan component to our credit facility with a 5.5 year maturity date. Increased our revolver from $100.0 million to $125.0 million, while extending the maturity date of the revolver and first term loan component for three years. The credit facility increased in total from $325.0 million to $495.0 million;
•Issued new debt: Borrowed $21.3 million in fixed rate or swapped to fixed rate mortgage debt at a weighted average interest rate of 5.04%;
•Repaid debt: Repaid $83.0 million in fixed rate mortgage debt at an interest rate of 4.51% and repaid $30.3 million in variable rate mortgage debt at an interest rate of LIBOR/SOFR plus 2.50%;
•Extended mortgage debt maturity date: Extended the maturity date of an $11.0 million fixed rate mortgage note from July 2022 to July 2023;
•Leased vacant space: Leased 41,225 square feet of previously vacant space with a lease term of 5.7 years at one of our properties;
•Renewed leases: Renewed 167,566 square feet with remaining lease terms ranging from 5.3 to 6.2 years at two of our properties;
•Issued common stock under ATM program: Issued 470,536 shares of our common stock for net proceeds of $8.9 million;
•Issued Series F Preferred Stock: Issued 38,372 shares of our Series F Preferred Stock for net proceeds of $0.9 million; and
•Paid distributions: Paid monthly cash distributions for the quarter totaling $0.3762 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Third Quarter 2022 Results: Core FFO available to common shareholders and Non-controlling OP Unitholders for the three months ended September 30, 2022 was $17.5 million, a 14.9% increase when compared to the three months ended June 30,

2022, equaling $0.44 per share. Core FFO increased primarily due to accelerated rental income from a lease termination related to one of the properties we sold, coupled with increased revenue from acquisition activity during the quarter, partially offset by an increase in SOFR rates on variable rate debt during the quarter, resulting in a higher interest expense.

Net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended September 30, 2022 was $0.6 million, or $0.02 per share, compared to net loss attributable to common stockholders and Non-controlling OP Unitholders for the three months ended June 30, 2022 of $1.5 million, or $0.04 per share. In the Summary Information table above, we provide a reconciliation of Core FFO to net loss for the three months ended September 30, 2022 and June 30, 2022, which we believe is the most directly comparable GAAP measure to Core FFO, a computation of basic and diluted Core FFO per weighted average share of common stock and Non-controlling OP Unit, as well as basic and diluted net loss per weighted average share of common stock and Non-controlling OP Unit.

Subsequent to the end of the quarter:
•Collected 100% of October cash rent: Collected 100% of cash rents due in October;
•Issued Series F Preferred Stock: Issued 8,500 shares of Series F Preferred Stock for net proceeds of $0.2 million;
•Sold property: Sold one of our Columbus, Ohio properties for $2.3 million, resulting in a gain on sale, net, of $0.02 million;
•Acquired property: Purchased a 68,674 square foot industrial property for $12.0 million at a cap rate of 8.18%, which is leased to one tenant on a 20.0 year lease;
•Leased vacant space: Leased 20,682 square feet of previously vacant space with a lease term of 7.3 years at our Mason, Ohio property, bringing the property to full occupancy;
•Renewed leases: Renewed 29,257 square feet with a remaining lease term of 2.6 years at one of our properties;
•Issued debt: Issued $6.6 million of swapped to fixed rate debt in connection with property acquisition on the same date, with a term of 6.9 years and interest rate swapped to 5.90%; and
•Declared distributions: Declared monthly cash distributions for October, November, and December 2022, totaling $0.3762 per share on our common stock and Non-controlling OP Units, $0.414063 per share on our Series E Preferred Stock, $0.375 per share on our Series F Preferred Stock, $0.375 per share on our Series G Preferred Stock, and $0.2625 per share on our senior common stock.

Comments from Gladstone Commercial’s President, Buzz Cooper: "Our financial results reflect consistent performance and stabilized revenues from our tremendous same store property occupancy, rent collection and growth, accretive real estate investments made during 2021 and the first nine months of 2022, and our ability to renew tenants, as well as our deleveraging and capital recycling programs. We had an excellent start to 2022, by investing $109.5 million in 12 industrial assets in our target markets and we intend to continue our capital recycling program, whereby we will sell non-core assets and use the proceeds to de-lever our portfolio, as well as acquire properties in our target growth markets. Thus far in 2022, we successfully exited four non-core assets, recognizing a capital gain of $8.9 million, and we have additional non-core assets we anticipate selling in the next one to two years that we believe will result in additional capital gains. We will continue to opportunistically sell non-core assets and redeploy the proceeds into stronger target growth markets with a focus on industrial investment opportunities. While we expect to face challenges due to the continuing COVID-19 pandemic, significant inflation with a corresponding increase in interest rates, and the geo-political and economic issues arising from the war in Ukraine, we feel strongly about the depth of our tenant credit underwriting. We have collected 100% of the first three quarters cash rents and 100% of October cash rents. We also anticipate our tenants will successfully navigate the current economic climate and will continue operating successfully when remaining COVID-19 operating restrictions are fully lifted and economic normalcy completely returns. Despite economic uncertainty, so far during 2022, we renewed 460,028 square feet with seven tenants and leased 91,412 square feet of vacant space with three tenants. We have amended our credit facility to add a new term loan component, and increased our revolver, which we believe will be a great source of financial flexibility in these uncertain markets. We expect to continue to have access to the debt and equity markets, as necessary, for added liquidity and are extremely pleased with our solid performance over the last several years. Our same store rents, which have increased by 2% annually in recent years, should be continuing to rise as we grow and we'll continue to primarily focus on investing in our target markets, with an emphasis on industrial properties and actively managing our portfolio. We are looking forward to continued growth and success for our shareholders."

Conference Call: Gladstone Commercial will hold a conference call on Tuesday, November 8, 2022, at 8:30 a.m. Eastern Time to discuss its earnings results. Please call (877) 407-9045 to enter the conference call. An operator will monitor the call and set a queue for questions. A conference call replay will be available beginning one hour after the call and will be accessible through November 15, 2022. To hear the replay, please dial (877) 660-6853 and use playback conference number 13732342. The live audio broadcast of the Company's quarterly conference call will also be available on the investors section of our website, www.gladstonecommercial.com.

About Gladstone Commercial: Gladstone Commercial Corporation is a real estate investment trust focused on acquiring, owning, and operating net leased industrial and office properties across the United States. Including payments through October 2022, Gladstone Commercial has paid 214 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, Gladstone Commercial paid five consecutive quarterly cash distributions. Gladstone Commercial has never skipped, reduced or deferred a distribution on its common stock or preferred stock since its inception in 2003. Further information can be found at www.gladstonecommercial.com.

About the Gladstone Companies: Information on the business activities of the Gladstone family of funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly distribution-paying Gladstone family of funds, please visit www.gladstonecompanies.com.

Non-GAAP Financial Measures:

FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the NAREIT definition used by such other REITs.

Core FFO: Core FFO is FFO adjusted for certain items that are not indicative of the results provided by the Company’s operating portfolio and affect the comparability of the Company’s period-over-period performance. These items include the adjustment for acquisition related expenses, gains or losses from early extinguishment of debt and any other non-recurring expense adjustments. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs, the Company believes it is a meaningful supplemental measure of its operating performance. Accordingly, Core FFO should be considered a supplement to net income computed in accordance with GAAP as a measure of our performance.

The Company’s presentation of FFO, as defined by NAREIT, or presentation of Core FFO, does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions.

The statements in this press release regarding the forecasted stability of Gladstone Commercial’s income, its ability, plans or prospects to re-lease its unoccupied properties, and grow its portfolio are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on Gladstone Commercial’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, Gladstone Commercial’s ability to raise additional capital; availability and terms of capital and financing, both to fund its operations and to refinance its indebtedness as it matures; downturns in the current economic environment; the performance of its tenants; the impact of competition on its efforts to renew existing leases or re-lease space; and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption "Risk Factors" of its Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 15, 2022, and other reports filed with the SEC. Gladstone Commercial cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Gladstone Commercial undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:

Gladstone Commercial Corporation
+1-703-287-5893